Exhibit 10.1

Arlington Tankers Ltd. 22 Bermudiana Road Hamilton, Bermuda HM11 Tel (441) 292-4456 Fax (441) 292-4258

July 1,2005

Tara L. Railton
Arlington Tankers Ltd
Chief Financial Officer
22 Bermudiana Road
Hamilton, Bermuda
HM 11

Dear Tara,

Following from our numerous discussions regarding the company’s new growth objectives and the resulting impact on your original terms of employment, and your decision not to continue as the Chief Financial Officer in the future, as previously stated the Company accepts your request, and has prepared a transition and replacement program. The transition outline schedule below is meant to ensure there is an orderly and efficient transition consistent with our joint objectives.

When the transition to a new CFO is successfully completed in accordance with the below, you will receive a lump sum payment from the Company equivalent to three months of your current salary (a total of US$37,500) and your accrued and unpaid pension under the National Pension Scheme (Occupational Pensions) Amendment Act 1999, of US$11,250. Until then, your existing compensation will remain in effect.

In order to enable a smooth and efficient transition, it is anticipated this transition will be completed by July 1, 2005, at which time your resignation will become effective. The amounts noted above ($37,500 and $11,250) will be paid to you on July 1, 2005. In order to achieve an efficient transition, you will continue to be responsible to:

a)	Manage all revenue and expense accounts, Bermuda office costs, and Audit and Legal expenditures,

b)	Prepare 1Q 2005 Quarterly closing and summary financials, and to the maximum extent practical for 2Q 2005.

c)	Prepare 2004 Annual summary financials for Form 20-F filing, and all required footnotes, related descriptions, and necessary financial information.

d)	Assist in preparation of necessary Board and Audit Committee meetings material together with CEO.

e)	With CEO, prepare earnings press release, and announcements.

f)	Assist with preparation of Proxy Statement for Annual Shareholder General Meeting.

g)	Provide all assistances required to ensure an orderly transition of your responsibilities to a new CFO.

You will also be available to answer reasonable questions from the new CFO.

On behalf of the Company, thank you very much for your continued efforts helping lead the Company in a positive future direction.

/s/ Tara L. Railton		/s/ Arthur L. Regan

Tara L. Railton – CFO		Arthur L. Regan – CEO

Date Agreed	July 6/05	Date Agreed	7/1/05